Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2018 THIRD QUARTER

San Antonio, TX, November 8, 2018 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the third quarter ended September 30, 2018.

“In the third quarter we continued to combine sales execution with digital innovations across our Americas and International businesses, generating results for us and our advertising partners,” said Bob Pittman, Executive Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Our progress in making advanced data insights and programmatic central to our platform has opened up even more opportunities for marketers to create strategic moments of engagement with their audiences at scale. This is one of the reasons many of the world’s most respected brands, including top Internet media companies, appear on our out-of-home advertising displays.”

Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. said, “We have delivered another quarter of growth with both Americas and International contributing to revenue, operating income and OIBDAN increases in the third quarter. We continue to benefit from the success of our strategic initiatives while remaining committed to financial discipline.”

Key Financial Highlights

The Company’s key financial highlights for the third quarter of 2018 include:

•

Consolidated revenue increased 3.0%. Consolidated revenue increased 4.9% after adjusting for a $9.4 million impact from movements in foreign exchange rates and the $2.6 million impact of the sale of our business in Canada.

•	Americas revenues increased $9.6 million, or 3.3%. Revenues increased $12.2 million, or 4.2%, after adjusting for the $2.6 million impact from the sale of our business in Canada.

•	International revenues increased $9.7 million, or 2.8%. Revenues increased $19.1 million, or 5.4%, after adjusting for a $9.4 million impact from movements in foreign exchange rates.

•	Operating income increased 81.9% to $51.2 million resulting from revenue growth in both our Americas and International businesses.

•	OIBDAN increased 10.5%. OIBDAN increased 12.0%, excluding the impact from movements in foreign exchange rates and the impact of the sale of our business in Canada.

Key Non-Financial Highlights

The Company’s key non-financial highlights include:

•	Installing 14 new digital billboards in the United States for a total of 1,256 and 555 new digital displays in our International markets which currently have over 13,000 digital displays.

Renewing airport contracts:

•

Extending the partnership with Portland International Jetport for ten years. The new agreement will provide the latest digital out-of-home technology to upgrade existing media, grow airport revenue and reach highly sought after travelers through new captivating advertising solutions.

•	Announcing a five-year renewal with an option to extend for an additional five years, with Kalamazoo/Battle Creek International Airport to provide brands with innovative advertising solutions.

•

Winning a five-year renewal with Fort Lauderdale Hollywood International Airport (FLL) to provide a new state-of-the-art digital ad network. FLL is currently the fastest growing large hub airport in the United States.

Building out our reach with new contracts:

•

Adding a five-year contract for Seville’s bus shelters to our extensive offerings in Spain, including Barcelona and Madrid. The contract will include installing the first digital displays in the city center in addition to 1,500 print displays.

•

Bolstering our regional bus advertising offering in France with the Nantes bus five-year contract. Clear Channel France is now the leader in regional bus routes—delivering high-profile exposure to specific local audiences in targeted geographic locations based on the bus’s route.

Being honored by the industry:

•

Receiving a Bronze Smartie Award from the Mobile Marketing Association for our campaign with Northern California Honda dealers to reach Hispanic auto intenders. Using RADAR we combined targeted print posters with mobile ads sent to consumers who were exposed to our out-of-home assets, resulting in an 80% lift in visitors to participating dealers.

GAAP Measures by Segment

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(In thousands)	2018	2017		2018	2017
Revenue
Americas	$303,421	$293,807	3.3%	$859,190	$854,344	0.6%
International	360,318	350,623	2.8%	1,114,927	1,005,954	10.8%

Consolidated revenue	$663,739	$644,430	3.0%	$1,974,117	$1,860,298	6.1%

Direct Operating and SG&A expenses[1]
Americas	$180,488	$179,276	0.7%	$532,448	$542,777	(1.9)%
International	309,990	307,209	0.9%	944,952	866,995	9.0%

Consolidated Direct Operating and SG&A expenses[1]	$490,478	$486,485	0.8%	$1,477,400	$1,409,772	4.8%

Operating income
Americas	$83,150	$70,074	18.7%	$199,332	$181,440	9.9%
International	13,701	7,950	72.3%	56,100	36,248	54.8%
Corporate[2]	(38,724)	(36,508)	(6.1)%	(114,039)	(109,255)	(4.4)%
Impairment charges	(7,772)	(1,591)	388.5%	(7,772)	(1,591)	388.5%
Other operating income (expense), net	825	(11,783)		1,700	28,657

Consolidated Operating income	$51,180	$28,142	81.9%	$135,321	$135,499	(0.1)%

[1]

Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).

[2]

Includes Corporate depreciation and amortization of $1.0 million and $1.2 million for the three months ended September 30, 2018 and 2017, respectively, and $2.9 million and $4.0 million for the nine months ended September 30, 2018 and 2017, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(In thousands)	2018	2017		2018	2017
Revenue excluding movements in foreign exchange
Americas	$303,422	$293,807	3.3%	$859,193	$854,344	0.6%
International	369,716	350,623	5.4%	1,067,058	1,005,954	6.1%

Consolidated revenue excluding movements in foreign exchange	$673,138	$644,430	4.5%	$1,926,251	$1,860,298	3.5%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$180,490	$179,276	0.7%	$532,453	$542,777	(1.9)%
International	317,714	307,209	3.4%	901,856	866,995	4.0%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$498,204	$486,485	2.4%	$1,434,309	$1,409,772	1.7%

OIBDAN
Americas	$122,933	$114,531	7.3%	$326,742	$311,567	4.9%
International	50,328	43,414	15.9%	169,975	138,959	22.3%
Corporate	(34,597)	(32,439)	(6.7)%	(104,335)	(98,060)	(6.4)%

Consolidated OIBDAN	$138,664	$125,506	10.5%	$392,382	$352,466	11.3%

OIBDAN excluding movements in foreign exchange
Americas	$122,932	$114,531	7.3%	$326,740	$311,567	4.9%
International	52,002	43,414	19.8%	165,202	138,959	18.9%
Corporate	(34,628)	(32,439)	(6.7)%	(102,967)	(98,060)	(5.0)%

Consolidated OIBDAN excluding movements in foreign exchange	$140,306	$125,506	11.8%	$388,975	$352,466	10.4%

Revenue excluding effects of foreign exchange and revenue from business sold
Americas	$303,422	$291,210	4.2%	$859,193	$840,664	2.2%
Consolidated revenue, excluding effects of foreign exchange and revenue from business sold	$673,138	$641,833	4.9%	$1,926,251	$1,846,618	4.3%
OIBDAN excluding effects of foreign exchange and OIBDAN from business sold
Americas	$122,932	$114,354	7.5%	$326,740	$311,472	4.9%
Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from business sold	$140,306	$125,329	12.0%	$388,975	$352,371	10.4%

Certain prior period amounts have been reclassified to conform to the 2018 presentation of financial information throughout the press release.

[1]

See the end of this press release for reconciliations of (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment operating income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Third Quarter 2018 Results

Consolidated

Consolidated revenue increased $19.3 million, or 3.0%, during the third quarter of 2018 as compared to the third quarter of 2017. Consolidated revenue increased $31.3 million, or 4.9%, after adjusting for a $9.4 million impact from movements in foreign exchange rates and the $2.6 million impact from the sale of our business in Canada.

Consolidated direct operating and SG&A expenses increased $4.0 million, or 0.8%, during the third quarter of 2018 as compared to the third quarter of 2017. Consolidated direct operating and SG&A expenses increased $14.1 million, or 2.9%, in the third quarter, after adjusting for a $7.7 million impact from movements in foreign exchange rates and the $2.4 million impact from the sale of our business in Canada.

Consolidated operating income increased 81.9% to $51.2 million during the third quarter of 2018 as compared to the third quarter of 2017, due to revenue growth in our Americas and International businesses.

The Company’s OIBDAN increased 10.5% to $138.7 million during the third quarter of 2018 as compared to the third quarter of 2017. The Company’s OIBDAN increased 12.0% in the third quarter of 2018 compared to the same period of 2017, after adjusting for movements in foreign exchange rates and the impact from the sale of our business in Canada.

Americas

Americas revenue increased $9.6 million, or 3.3%, during the third quarter of 2018 as compared to the third quarter of 2017. Revenue increased $12.2 million, or 4.2%, after adjusting for the $2.6 million impact from the sale of our business in Canada. The increase in revenue was due to higher digital, airports and print revenue.

Direct operating and SG&A expenses increased $1.2 million, or 0.7%, during the third quarter of 2018 as compared to the third quarter of 2017. Direct operating and SG&A expenses increased $3.6 million, or 2.1%, after adjusting for the $2.4 million impact from the sale of our business in Canada. The increase was primarily due to higher site lease expenses related to increased revenue.

Operating income increased 18.7% to $83.2 million during the third quarter of 2018 as compared to the third quarter of 2017. OIBDAN increased $8.4 million, or 7.3%. OIBDAN increased $8.6 million, or 7.5%, during the third quarter of 2018, after adjusting for the $0.2 million impact from the sale of our business in Canada.

International

International revenue increased $9.7 million, or 2.8%, during the third quarter of 2018 as compared to the third quarter of 2017. Revenue increased $19.1 million, or 5.4%, after adjusting for a $9.4 million impact from movements in foreign exchange rates. The increase in revenue is due to growth in multiple countries, including China and the Nordic countries, as well as the United Kingdom and Italy, primarily from new deployments and digital expansion.

Direct operating and SG&A expenses increased $2.8 million, or 0.9%, during the third quarter of 2018 as compared to the third quarter of 2017. Direct operating and SG&A expenses increased $10.5 million, or 3.4%, after adjusting for a $7.7 million impact from movements in foreign exchange rates. Direct operating and SG&A expenses increased due to higher site lease expenses in countries experiencing revenue growth and non-cash pension settlement expenses in the United Kingdom.

Operating income increased 72.3% to $13.7 million during the third quarter of 2018 as compared to the third quarter of 2017. OIBDAN increased $6.9 million, or 15.9%. OIBDAN increased $8.6 million, or 19.8%, during the third quarter of 2018, after adjusting for a $1.7 million impact from movements in foreign exchange rates.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenue increased $9.2 million to $265.7 million in the third quarter of 2018 compared to the same period in 2017. This increase includes a $5.8 million impact from movements in foreign exchange rates. Excluding the impact from movements in foreign exchange rates, CCIBV revenue increased $15.0 million during the third quarter of 2018 as compared to the same period in 2017.

CCIBV’s operating loss was $13.7 million in the third quarter of 2018 compared to an operating loss of $25.1 million in the same period in 2017.

Liquidity and Financial Position

As of September 30, 2018, we had $191.1 million of cash on our balance sheet, including $175.5 million of cash held outside the U.S. by our subsidiaries. For the nine months ended September 30, 2018, cash provided by operating activities was $120.4 million, cash used for investing activities was $105.3 million, cash provided by financing activities was $19.2 million, and there was a $(8.0) million impact from movements in foreign exchange rates on cash. The net increase in cash, cash equivalents and restricted cash from December 31, 2017 was $26.3 million.

Capital expenditures for the nine months ended September 30, 2018 were $110.1 million compared to $134.9 million for the same period in 2017.

On January 24, 2018, we made a demand for repayment of $30.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $30.0 million. iHeartCommunications received approximately 89.5%, or approximately $26.8 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $3.2 million, of the proceeds of the dividend paid to our public stockholders.

At September 30, 2018, the principal amount outstanding under the Due from iHeartCommunications Note was $1,031.7 million. As a result of the voluntary petition by iHeartMedia, iHeartCommunications and certain of their subsidiaries for reorganization under Chapter 11 of the United States Bankruptcy Code (the “iHeart Chapter 11 Cases”), CCOH recognized a loss of $855.6 million on the Due from iHeartCommunications Note during the fourth quarter of 2017 to reflect the estimated recoverable amount of the note as of December 31, 2017, based on management’s best estimate of the cash settlement amount. As of September 30, 2018 and December 31, 2017, the asset recorded in “Due from iHeartCommunications” on our consolidated balance sheet was $154.8 million and $212.0 million, respectively.

Pursuant to a final order entered by the Bankruptcy Court, as of March 14, 2018, the actual pre-iHeart bankruptcy balance of the Due from iHeartCommunications Note is frozen, and following March 14, 2018, intercompany allocations that would have been reflected in adjustments to the balance of the Due from iHeartCommunications Note are instead reflected in a new intercompany balance that accrues interest at a rate equal to the interest under the Due from iHeartCommunications Note. The Bankruptcy Court approved a final order to allow iHeartCommunications to continue to provide the day-to-day cash management services for us during the iHeart Chapter 11 Cases and we expect it to continue to do so until such arrangements are addressed through the iHeart Chapter 11 Cases. As of September 30, 2018, we owed $1.5 million to iHeartCommunications under the intercompany arrangement with iHeartCommunications.

On June 1, 2018, Clear Channel Outdoor, Inc. (“CCO”), a subsidiary of ours, refinanced the Company’s senior revolving credit facility with an asset-based credit facility that provides for revolving credit commitments of up to $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. The facility has a five-year term, maturing in 2023. As of September 30, 2018, the facility had $86.4 million of letters of credit outstanding and a borrowing base of $113.0 million, resulting in $26.6 million of excess availability.

Conference Call

The Company will host a conference call to discuss results on November 8, 2018 at 8:30 a.m. Eastern Time. The conference call number is (800) 230-1074 (U.S. callers) and (612) 288-0329 (International callers) and the passcode for both is 455791. A live audio webcast of the conference call will also be available on the investor section of www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 455791. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017
Revenue	$663,739	$644,430	$1,974,117	1,860,298
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	361,681	357,946	1,095,906	1,039,175
Selling, general and administrative expenses (excludes depreciation and amortization)	128,797	128,539	381,494	370,597
Corporate expenses (excludes depreciation and amortization)	37,729	35,333	111,092	105,213
Depreciation and amortization	77,405	81,096	244,232	236,880
Impairment charges	7,772	1,591	7,772	1,591
Other operating income (expense), net	825	(11,783)	1,700	28,657

Operating income	51,180	28,142	135,321	135,499
Interest expense	97,158	95,467	291,409	282,802
Interest income on Due from iHeartCommunications, net	363	17,087	573	47,277
Equity in earnings (loss) of nonconsolidated affiliates	202	(628)	384	(829)
Other income (expense), net	(6,087)	9,164	(22,030)	21,804

Loss before income taxes	(51,500)	(41,702)	(177,161)	(79,051)
Income tax expense	(6,896)	(16,347)	(57,016)	(12,900)

Consolidated net loss	(58,396)	(58,049)	(234,177)	(91,951)
Less: Amount attributable to noncontrolling interest	6,692	6,159	9,716	10,546

Net loss attributable to the Company	$(65,088)	$(64,208)	$(243,893)	$(102,497)

For the three months ended September 30, 2018, foreign exchange rate movements decreased the Company’s revenues by $9.4 million and decreased direct operating expenses by $5.7 million and SG&A expenses by $2.0 million. For the nine months ended September 30, 2018, foreign exchange rate movements increased the Company’s revenues by $47.9 million and increased direct operating expenses by $32.7 million and SG&A expenses by $10.4 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2018 and December 31, 2017:

(In millions)	September 30, 2018	December 31, 2017
Cash and cash equivalents	$191.1	$144.1
Total current assets	1,003.5	974.2
Net property, plant and equipment	1,256.0	1,395.0
Due from iHeartCommunications	154.8	212.0
Total assets	4,479.4	4,667.4
Current liabilities (excluding current portion of long-term debt)	718.4	656.9
Long-term debt (including current portion of long-term debt)	5,274.8	5,266.7
Stockholders’ deficit	(2,140.0)	(1,858.3)

TABLE 3 - Total Debt

At September 30, 2018 and December 31, 2017, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	September 30, 2018	December 31, 2017
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	375.0	375.0
Other debt	4.0	2.4
Original issue discount	(0.6)	(0.2)
Long-term debt fees	(28.6)	(35.5)

Total debt	5,274.8	5,266.7
Cash	191.1	144.1

Net Debt	$5,083.7	$5,122.6

The current portion of long-term debt was $0.3 million and $0.6 million as of September 30, 2018 and December 31, 2017, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the nine months ended September 30, 2018 and 2017. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from business sold and (iii) corporate expenses, excluding non-cash compensation expenses and the effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the third quarter of 2017, we sold our business in Canada. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from the business sold, for the consolidated Company and the Company’s segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses, excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment operating income (loss).

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment to, Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended September 30, 2018
Americas	$122,932	$1	$122,933	$—	$39,783	$—	$—	$83,150
International	52,002	(1,674)	50,328	—	36,627	—	—	13,701
Corporate	(34,628)	31	(34,597)	3,132	995	—	—	(38,724)
Impairment charges	—	—	—	—	—	7,772	—	(7,772)
Other operating expense, net	—	—	—	—	—	—	(825)	825

Consolidated	$140,306	$(1,642)	$138,664	$3,132	$77,405	$7,772	$(825)	$51,180

Three Months Ended September 30, 2017
Americas	$114,531	$—	$114,531	$—	$44,457	$—	$—	$70,074
International	43,414	—	43,414	—	35,464	—	—	7,950
Corporate	(32,439)	—	(32,439)	2,894	1,175	—	—	(36,508)
Impairment charges	—	—	—	—	—	1,591	—	(1,591)
Other operating income, net	—	—	—	—	—	—	11,783	(11,783)

Consolidated	$125,506	$—	$125,506	$2,894	$81,096	$1,591	$11,783	$28,142

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating income, net	Operating income (loss)
Nine Months Ended September 30, 2018
Americas	$326,740	$2	$326,742	$—	$127,410	$—	$—	$199,332
International	165,202	4,773	169,975	—	113,875	—	—	56,100
Corporate	(102,967)	(1,368)	(104,335)	6,757	2,947	—	—	(114,039)
Impairment charges	—	—	—	—	—	7,772	—	(7,772)
Other operating income, net	—	—	—	—	—	—	(1,700)	1,700

Consolidated	$388,975	$3,407	$392,382	$6,757	$244,232	$7,772	$(1,700)	$135,321

Nine Months Ended September 30, 2017
Americas	$311,567	$—	$311,567	$—	$130,127	$—	$—	$181,440
International	138,959	—	138,959	—	102,711	—	—	36,248
Corporate	(98,060)	—	(98,060)	7,153	4,042	—	—	(109,255)
Impairment charges	—	—	—	—	—	1,591	—	(1,591)
Other operating income, net	—	—	—	—	—	—	(28,657)	28,657

Consolidated	$352,466	$—	$352,466	$7,153	$236,880	$1,591	$(28,657)	$135,499

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(In thousands)	2018	2017		2018	2017
Consolidated revenue	$663,739	$644,430	3.0%	$1,974,117	1,860,298	6.1%
Excluding: Effects of foreign exchange	9,399	—		(47,866)	—

Consolidated revenue excluding effects of foreign exchange	$673,138	$644,430	4.5%	$1,926,251	$1,860,298	3.5%

Americas revenue	$303,421	$293,807	3.3%	$859,190	$854,344	0.6%
Excluding: Effects of foreign exchange	1	—		3	—

Americas revenue excluding effects of foreign exchange	$303,422	$293,807	3.3%	$859,193	$854,344	0.6%

International revenue	$360,318	$350,623	2.8%	$1,114,927	$1,005,954	10.8%
Excluding: Effects of foreign exchange	9,398	—		(47,869)	—

International revenue excluding effects of foreign exchange	$369,716	$350,623	5.4%	$1,067,058	$1,005,954	6.1%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(In thousands)	2018	2017		2018	2017
Consolidated direct operating and SG&A expenses	$490,478	$486,485	0.8%	$1,477,400	$1,409,772	4.8%
Excluding: Effects of foreign exchange	7,726	—		(43,091)	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$498,204	$486,485	2.4%	$1,434,309	$1,409,772	1.7%

Americas direct operating and SG&A expenses	$180,488	$179,276	0.7%	$532,448	$542,777	(1.9)%
Excluding: Effects of foreign exchange	2	—		5	—

Americas direct operating and SG&A expenses excluding effects of foreign exchange	$180,490	$179,276	0.7%	$532,453	$542,777	(1.9)%

International direct operating and SG&A expenses	$309,990	$307,209	0.9%	$944,952	$866,995	9.0%
Excluding: Effects of foreign exchange	7,724	—		(43,096)	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$317,714	$307,209	3.4%	$901,856	$866,995	4.0%

Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(In thousands)	2018	2017		2018	2017
Corporate Expense	$37,729	$35,333	6.8%	$111,092	$105,213	5.6%
Excluding: Non-cash compensation expense	(3,132)	(2,894)		(6,757)	(7,153)

Corporate Expense excluding non-cash compensation expense	$34,597	$32,439	6.7%	$104,335	$98,060	6.4%
Excluding: Effects of foreign exchange	$31	$—		$(1,368)	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$34,628	$32,439	6.7%	$102,967	$98,060	5.0%

Reconciliation of Consolidated and Segment Revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and Segment Revenues

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(In thousands)	2018	2017		2018	2017
Consolidated revenue	$663,739	$644,430	3.0%	$1,974,117	$1,860,298	6.1%
Excluding: Revenue from business sold	—	(2,597)		—	(13,680)
Excluding: Effects of foreign exchange	9,399	—		(47,866)	—

Consolidated revenue, excluding effects of foreign exchange and revenue from business sold	$673,138	$641,833	4.9%	$1,926,251	$1,846,618	4.3%

Americas revenue	$303,421	$293,807	3.3%	$859,190	$854,344	0.6%
Excluding: Revenue from business sold	—	(2,597)		—	(13,680)
Excluding: Foreign exchange increase	1	—		3	—

Americas revenue, excluding effects of foreign exchange and revenue from business sold	$303,422	$291,210	4.2%	$859,193	$840,664	2.2%

Reconciliation of Consolidated and Segment Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and Segment Direct operating and SG&A expenses

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(In thousands)	2018	2017		2018	2017
Consolidated direct operating and SG&A expenses	$490,478	$486,485	0.8%	$1,477,400	$1,409,772	4.8%
Excluding: Operating expenses from business sold	—	(2,420)		—	(13,585)
Excluding: Effects of foreign exchange	7,726	—		(43,091)	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from business sold	$498,204	$484,065	2.9%	$1,434,309	$1,396,187	2.7%

Americas direct operating and SG&A expenses	$180,488	$179,276	0.7%	$532,448	$542,777	(1.9)%
Excluding: Operating expenses from business sold	—	(2,420)		—	(13,585)
Excluding: Foreign exchange increase	2	—		5	—

Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from business sold	$180,490	$176,856	2.1%	$532,453	$529,192	0.6%

Reconciliation of Consolidated and Segment OIBDAN, excluding effects of foreign exchange rates and results from business sold to, Consolidated and Segment Operating Income (Loss)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(In thousands)	2018	2017		2018	2017
Consolidated operating income (loss)	$51,180	$28,142	81.9%	$135,321	$135,499	(0.1)%
Excluding: Revenue, direct operating and SG&A expenses from business sold	—	(177)		—	(95)
Excluding: Effects of foreign exchange	1,642	—		(3,407)	—
Excluding: Non-cash compensation expense	3,132	2,894		6,757	7,153
Excluding: Depreciation and amortization	77,405	81,096		244,232	236,880
Excluding: Other operating (income) expense, net	(825)	11,783		(1,700)	(28,657)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from business sold	$140,306	$125,329	12.0%	$388,975	$352,371	10.4%

Americas Outdoor operating income	$83,150	$70,074	18.7%	$199,332	$181,440	9.9%
Excluding: Revenue, direct operating and SG&A expenses from business sold	—	(177)		—	(95)
Excluding: Effects of foreign exchange	(1)	—		(2)	—
Excluding: Depreciation and amortization	39,783	44,457		127,410	130,127

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from business sold	$122,932	$114,354	7.5%	$326,740	$311,472	4.9%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with over 450,000 displays in 31 countries across Asia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 44 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes more than 1,200 digital billboards across 28 markets in the U.S. and over 13,000 digital displays in international markets. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic condition; our ability to service our debt obligations and to fund our operations and capital expenditures; industry conditions, including competition; our dependence on our management team and other key individuals; our ability to obtain key municipal concessions; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; other general economic and political conditions in the United States and in other countries in which we currently do business; changes in labor conditions and management; the impact of future dispositions, acquisitions and other strategic transactions; legislative or regulatory requirements; regulations and consumer concerns regarding privacy and data protection; restrictions on outdoor advertising of certain products; capital expenditure requirements; fluctuations in exchange rates and currency values; risks of doing business in foreign countries; the identification of a material weakness in our internal controls over financial reporting; our relationship with iHeartCommunications, including its ability to elect all of the members of our board of directors and its ability as our controlling stockholder to determine the outcome of matters submitted to our stockholders and certain additional matters governed by intercompany agreements between us; the risks and uncertainties associated with the iHeart Chapter 11 Cases on us and iHeartCommunications, our primary direct or indirect external source of capital, which is operating as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court; the obligations and restrictions imposed on us by our agreements with iHeartCommunucations; the risk that we may be unable to replace the services iHeartCommunications provides us in a timely manner or on comparable terms; the risk that the iHeart Chapter 11 Cases may result in unfavorable tax consequences for us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; and the effect of credit ratings downgrades. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.